UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 30, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
EX-99.1 Separation Agreement between Navisite and James W. Pluntze

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 30, 2007, the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors of NaviSite, Inc. (the “Company”) approved a change to the compensation of James W. Pluntze, the Company’s Chief Financial Officer. The Committee increased Mr. Pluntze’s annual base salary to $243,000 and established a target bonus for Mr. Pluntze for the Company’s 2008 fiscal year equal to 44% of his annual base salary.
On July 31, 2007, the Company entered into a new Separation Agreement (the “Agreement”) with Mr. Pluntze, which supersedes the Separation Agreement between the Company and Mr. Pluntze dated April 3, 2006. The Agreement provides that if Mr. Pluntze’s employment is terminated by the Company other than for cause (as defined), disability (as defined) or death, or by Mr. Pluntze for good reason (as defined) following a change in control, then the Company shall be obligated to (i) pay to Mr. Pluntze as severance his annual base salary in effect on the date of termination for a period of six months, (ii) pay a lump sum bonus payment to Mr. Pluntze equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to Mr. Pluntze any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Pluntze in seeking to obtain or enforce any right provided by the Agreement, and (v) reimburse Mr. Pluntze for COBRA payments for health and welfare benefits continuation if Mr. Pluntze elects COBRA coverage for a period of six months. Mr. Pluntze will not be entitled to the foregoing benefits if an equivalent benefit is received by Mr. Pluntze from another employer during the six month period following his termination. The Agreement also provides that upon a change in control (as defined) all options and shares of restricted stock granted or issued to Mr. Pluntze under the Company’s Amended and Restated 2003 Stock Incentive Plan or any other stock incentive plan of the Company shall become exercisable and vested in full on the date of the change in control.
The Company’s obligations to provide the forgoing benefits is subject to the effectiveness of a general waiver and release from Mr. Pluntze in favor of the Company, its directors, officers, employees, representatives, agents and affiliates in a form satisfactory to the Company.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed with this report.

Exhibit No.	Description
99.1	Separation Agreement between NaviSite, Inc. and James W. Pluntze dated July 31, 2007.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: August 2, 2007
	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer